EXHIBIT 99.1



                                                           FOR IMMEDIATE RELEASE
MAVERICK TUBE
CORPORATION LOGO                                           October 11, 2004


                                                For Further information contact:
                                                -------------------------------
                                                Pamela G. Boone
                                                Vice President Finance, CFO
                                                636-733-1600


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   Maverick Tube Corporation Revises Upward Its 3rd Quarter Earnings Guidance
               and Announces Its 3rd Quarter 2004 Conference Call

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     St.  Louis-(Business  Wire)-October 11, 2004 ---- Maverick Tube Corporation
(NYSE:MVK), announced its expectation to exceed the previously announced earnings range of $1.20 to $1.40 for the third quarter. Maverick will broadcast its third quarter 2004 earnings results via live Internet Webcast on Tuesday, October 19, 2004 at 10:00 a.m. CT. Maverick's management will discuss various aspects of its third quarter financial report, review key factors impacting its business and answer questions from the investment community.

     The conference broadcast can be accessed at the Investor Relations section of the Company's website, located at http://www.mavericktube.com. A replay of the conference call will also be available at the Investor Relations section of the Company's website, after 1:00 p.m. CT on October 19, 2004.

     The Company expects to release earnings after the close of trading on the New York Stock Exchange on Monday, October 18, 2004.



     Maverick Tube Corporation is a St. Louis, Missouri, based manufacturer of tubular products used in the energy industry for drilling, production, well servicing and line pipe applications, as well as industrial tubing products (HSS, electrical conduit and standard pipe) used in various applications.

     This news release contains forward-looking information that is based on assumptions that are subject to numerous business risks, many of which are beyond the control of the Company. There is no assurance that such assumptions will prove to be accurate. Actual results may differ from these forward-looking statements due to numerous factors, including those described under "Risk Factors" and elsewhere in Maverick's Form 10-K for its year ended December 31, 2003.